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                                                                    Exhibit 99.1
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               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T



                                        March 29, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408


Ladies and Gentlemen:

         Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Trump Hotels & Casino Resorts, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                        Very truly yours,


                                        TRUMP HOTELS & CASINO RESORTS, INC.


                                        By: /s/ Robert M. Pickus
                                            --------------------
                                            Robert M. Pickus
                                            Executive Vice President,
                                            Secretary and
                                            General Counsel